Exhibit 99.1

NEWS RELEASE

THE ST. PAUL COMPANIES AND TRAVELERS PROPERTY CASUALTY
ANNOUNCE MERGER TRANSACTION DATE, STOCK SYMBOL

SAINT PAUL, Minn. and HARTFORD, Conn. (March 29, 2004) – The St. Paul Companies, Inc. (NYSE: SPC) and Travelers Property Casualty Corp. (NYSE: TAP.A and TAP.B) today announced that they have received all required regulatory and shareholder approvals for the previously announced merger of the companies. The companies intend to close the transaction on April 1, 2004. The common shares of St. Paul Travelers will be traded under the New York Stock Exchange symbol STA.

     For additional information about The St. Paul, visit www.stpaul.com. For additional information about Travelers, visit www.travelers.com.

Forward Looking Statements

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. All Statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in forward-looking statements, and actual results may differ materially from those expressed or implied. For a discussion of the factors that could cause actual results to differ, please see the disclosure under the heading "Forward-Looking Statement Disclosure and Certain Risks" in The St. Paul's most recent annual report on Form 10-K and under the heading "Forward Looking Statements" in Travelers most recent annual report on Form 10-K, in each case filed with the Securities and Exchange Commission.

Contacts:

For The St. Paul

Media: Shane Boyd
651.310.3846

Investors: Laura Gagnon
651.310.7696

For Travelers

Media: Marlene Ibsen
860.277.9039

Institutional Investors: Maria Olivo
860.277.8330

Individual Investors: Marc Parr
860.277.0779

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